UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
November 24, 2010
Date of Report (date of earliest event reported)

HANMI FINANCIAL CORPORATION
(exact names of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation or organization)	Commission File Number 000-30421	95-4788120 (I.R.S. Employer Identification Number)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California 90010
(Address of principal executive offices, including zip code)
(213) 382-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
     On November 30, 2010, Hanmi Financial Corporation (the “Company”) and Woori Finance Holdings Co. Ltd. (“Investor”) entered into Amendment No. 2 (the “Amendment”) to Securities Purchase Agreement (as amended, the “Agreement”), dated May 25, 2010, as previously amended by Amendment No. 1 to Securities Purchase Agreement.
     The Amendment changes the Outside Date (as that term is defined in the Agreement) from November 15, 2010 to December 31, 2010, frees the Company from exclusivity with Woori, and eliminates the Company’s obligation to pay a termination fee and modifies certain negative covenants with respect to the conduct of the business of the Company. The Amendment allows the Company, if needed, to pursue further fundraising efforts and/or alternative proposals to acquire control of the Company.
     In addition, the termination provision of the Agreement is supplemented by the Amendment to allow either party to terminate the Agreement in the event the Company sells any capital stock at a price per share less than a $1.20, and Woori to terminate the Agreement if sales of the Company’s capital stock prior to the Closing (as that term is defined in the Agreement) would result in Woori acquiring less than 40% of the capital stock of the Company on an as-converted and fully-diluted basis at the Closing, assuming the sale at the Closing of 175 million shares of common stock of the Company to Woori at $1.20 per share.
     The Amendment also provides for a release of the Company by Woori from liability for any losses that Woori may suffer after the date of this Amendment as a result of a breach by the Company of the capitalization or material contracts representations in the Agreement. Woori is released by the Company from liability for any losses that the Company may suffer on or after November 15, 2010 as a result of a breach by Woori of the knowledge of conditions representation in the Agreement.
     Finally, the Amendment modifies the second Recital of the Agreement and the definition of “Acquisition Proposal.”
     The foregoing summary is qualified in its entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 8.01.	Other Events.
     On November 24, 2010, Woori informed the Company that on November 22, 2010 Woori filed a request with the Board of Governors of the Federal Reserve System (“FRB”) that processing of the application Woori filed with the FRB on June 22, 2010 be suspended to allow additional information regarding Woori’s U.S. subsidiary bank to be developed and provided to the FRB. The requested suspension will continue until such time as the FRB staff determines that processing of the application may continue.
     On November 30, 2010, the Company issued a press release regarding entry into the Amendment and the suspension request, which is filed herewith as Exhibit 99.1.
     As discussed therein, the press release filed as Exhibit 99.1 to this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description

10.1	Amendment No. 2 to Securities Purchase Agreement, dated November 30, 2010

99.1	Press release, dated November 30, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION (Registrant)
Date: November 30, 2010	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

10.1	Amendment No. 2 to Securities Purchase Agreement, dated November 30, 2010

99.1	Press release, dated November 30, 2010

4